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                                                                 EXHIBIT 99.2
Nashua Corporation
44 Franklin Street
Nashua, NH 03061
603 880 2323

                                                                  NEWS RELEASE


Contact: Daniel M. Junius                           For Immediate Release
         Vice President-Finance & CFO               May 20, 1996
         (603) 880-2363

                      NASHUA CORPORATION COMPLETES SALE OF
                             TAPE PRODUCTS DIVISION

NASHUA, NH, May 20, 1996 -- Nashua Corporation (NYSE:NSH) today announced that it has completed the sale of its Tape Products Division, formerly part of its Commercial Products Group, to The Kendall Company, a wholly owned subsidiary of Tyco International Ltd. Nashua received $28 million for the net assets of the business which will be used to reduce Nashua's debt. The Company expects to record a pretax gain of approximately $12 million on the sale.

As a result of the divestiture, Nashua's Commercial Products Group is now composed of three divisions: Specialty Coated Products, Label Products and Imaging Supplies.

Nashua Corporation offers a diverse mix of products including thermal papers, pressure-sensitive labels, specialty papers, copier and laser printer supplies, aluminum substrates and photofinishing services.

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